                                                             EXHIBIT 4(A)(1)





                           PHILLIPS PETROLEUM COMPANY

                                      and

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                                   as Trustee


                ---------------------------------------------

                          PASS THROUGH TRUST AGREEMENT

                      Dated as of [              ], 199__

                ---------------------------------------------

                                $[             ]


                           Phillips Petroleum Company
                         199__-[  ] Pass Through Trust
                       [   ]% Pass Through Certificates,
                                  Series 199__

                               TABLE OF CONTENTS


                                                                                                          Page
                                                                    ARTICLE I

                                                                   DEFINITIONS  . . . . . . . . . . . .      2

         Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Section 1.02.  Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . .     12
         Section 1.03.  Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . .     12
         Section 1.04.  Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13

                                                                   ARTICLE II

                                                         ACQUISITION OF EQUIPMENT NOTES;
                                                        ORIGINAL ISSUANCE OF CERTIFICATES . . . . . . .     14

         Section 2.01.  Issuance of Certificates; Acquisition of Equipment Notes  . . . . . . . . . . .     14
         Section 2.02.  Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
         Section 2.03.  Limitation of Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

                                                                   ARTICLE III

                                                                THE CERTIFICATES  . . . . . . . . . . .     16

         Section 3.01.  Form, Denomination and Execution of Certificates  . . . . . . . . . . . . . . .     16
         Section 3.02.  Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . . . .     17
         Section 3.03.  Temporary Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         Section 3.04.  Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . .     18
         Section 3.05.  Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . .     19
         Section 3.06.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
         Section 3.07.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
         Section 3.08.  Limitation of Liability for Payments  . . . . . . . . . . . . . . . . . . . . .     20
         Section 3.09.  Book-Entry and Definitive Certificates  . . . . . . . . . . . . . . . . . . . .     20

                                                                   ARTICLE IV

                                                          DISTRIBUTIONS; STATEMENTS TO
                                                               CERTIFICATEHOLDERS   . . . . . . . . . .     23

         Section 4.01.  Certificate Account and Special Payments Account  . . . . . . . . . . . . . . .     23

                                                                                                           Page
                                                                                                           ----
         Section 4.02.  Distributions from Certificate Account and Special Payments Account . . . . . . .    24
         Section 4.03.  Statements to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . .    25
         Section 4.04.  Investment of Special Payment Moneys  . . . . . . . . . . . . . . . . . . . . . .    26

                                                                    ARTICLE V

                                                                   THE COMPANY  . . . . . . . . . . . . .    26

         Section 5.01.  Maintenance of Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . .    26
         Section 5.02.  Consolidation, Merger or Sale of Assets Permitted . . . . . . . . . . . . . . . .    26

                                                                   ARTICLE VI

                                                                     DEFAULT  . . . . . . . . . . . . . .    27

         Section 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Section 6.02.  Incidents of Sale of Equipment Notes  . . . . . . . . . . . . . . . . . . . . . .    28
         Section 6.03.  Judicial Proceedings Instituted by Trustee  . . . . . . . . . . . . . . . . . . .    29
         Section 6.04.  Control by Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         Section 6.05.  Waiver of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         Section 6.06.  Undertaking to Pay Court Costs  . . . . . . . . . . . . . . . . . . . . . . . . .    32
         Section 6.07.  Right of Certificateholders to Receive Payments Not to Be Impaired  . . . . . . .    32
         Section 6.08.  Certificateholders May Not Bring Suit Except Under Certain Conditions . . . . . .    33
         Section 6.09.  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

                                                                   ARTICLE VII

                                                                   THE TRUSTEE  . . . . . . . . . . . . .    34

         Section 7.01.  Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . .    34
         Section 7.02.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         Section 7.03.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         Section 7.04.  Not Responsible for Recitals or Issuance of Certificates  . . . . . . . . . . . .    37
         Section 7.05.  May Hold Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Section 7.06.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Section 7.07.  Compensation, Reimbursement and Indemnification . . . . . . . . . . . . . . . . .    37

                                                                                                             Page
                                                                                                             ----
         Section 7.08.  Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . .    39
         Section 7.09.  Resignation and Removal: Appointment of Successor . . . . . . . . . . . . . . . . .    39
         Section 7.10.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . .    41
         Section 7.11.  Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . .    42
         Section 7.12.  Maintenance of Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 7.13.  Money for Certificate Payments to Be Held in Trust  . . . . . . . . . . . . . . . .    44
         Section 7.14.  Registration of Equipment Notes in Trustee's Name . . . . . . . . . . . . . . . . .    44
         Section 7.15.  Representations and Warranties of Trustee . . . . . . . . . . . . . . . . . . . . .    45
         Section 7.16.  Withholding Taxes; Information Reporting  . . . . . . . . . . . . . . . . . . . . .    46
         Section 7.17.  Trustee's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         Section 8.01.  The Company to Furnish Trustee with Names and Addresses of Certificateholders . . .    47
         Section 8.02.  Preservation of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         Section 8.03.  Reports by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         Section 8.04.  Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

                                                                   ARTICLE IX

                                                          SUPPLEMENTAL TRUST AGREEMENTS . . . . . . . . . .    48

         Section 9.01.  Supplemental Trust Agreement Without Consent of Certificateholders  . . . . . . . .    48
         Section 9.02.  Supplemental Trust Agreements with Consent of Certificateholders  . . . . . . . . .    49
         Section 9.03.  Documents Affecting Immunity or Indemnity . . . . . . . . . . . . . . . . . . . . .    50
         Section 9.04.  Execution of Supplemental Trust Agreements  . . . . . . . . . . . . . . . . . . . .    50
         Section 9.05.  Effect of Supplemental Trust Agreements . . . . . . . . . . . . . . . . . . . . . .    50
         Section 9.06.  Reference in Certificates to Supplemental Trust Agreements  . . . . . . . . . . . .    51

                                                                    ARTICLE X

                                                   AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS  . . . . . .    51

         Section 10.01. Amendments and Supplements to Indenture and Other Note Documents  . . . . . . . . .    51


                                                                                                                Page
                                                                                                                ----
                                                                   ARTICLE XI

                                                              TERMINATION OF TRUST  . . . . . . . . . . . . . .   52

         Section 11.01.  Termination of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

                                                                   ARTICLE XII

                                                            MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . .   53

         Section 12.01.  Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . .   53
         Section 12.02.  Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . .   53
         Section 12.03.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 12.04.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 12.05.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 12.06.  Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 12.07.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 12.08.  Benefits of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 12.09.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 12.10.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

         SCHEDULE 1       List of Participation Agreements

         EXHIBIT A        Form of Pass Through Trust Certificate

                                CROSS REFERENCE

                                    between

           provisions of the Trust Indenture Act of 1939, as amended, and the Pass Through Trust Agreement:

                                                                                                                Section of
                 Section of the Act                                                                            the Agreement
                 ------------------                                                                            -------------
                 310(a)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.08
                 310(a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
                 310(a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *

                 310(a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 310(b)(i) - (iii) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.09, 7.10
                 310(b)(remainder) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
                 311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
                 312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8.01
                 312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8.04
                 313(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8.04
                 313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8.03
                 314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
                 314(c)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1.02
                 314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
                 314(d)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 314(d)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 314(d)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1.02
                 314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
                 315(a), (c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.02
                 315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 316(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.04, 6.05
                 316(a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1.04
                 316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.07
                 316(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             *
                 317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.03
                 317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.13
                 318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12.04

- ---------------
* Intentionally deleted.

                           PASS THROUGH TRUST AGREEMENT, dated as
                      of [           ], 199_, with respect to the
                      formation of the Phillips Petroleum Company
                      199_-[ ] Pass Through Trust, between Phillips Petroleum Company, a Delaware corporation, and Shawmut Bank Connecticut, National Association, a national banking association, as Trustee.


                             W I T N E S S E T H :


                 WHEREAS, the Company owns certain Equipment (as such term and certain other capitalized terms used herein are defined below);

                 WHEREAS, one or more Owner Trusts, each acting on behalf of an Owner Participant, will purchase Equipment from the Company and lease such Equipment to the Company pursuant to one or more Lease Transactions;

                 WHEREAS, pursuant to each Lease Transaction, an Owner Trust will issue, on a non-recourse basis, Equipment Notes under an Indenture in order to finance a portion of the purchase price for such Equipment;

                 WHEREAS, pursuant to the terms and conditions of this Trust Agreement and the Participation Agreement relating to each Lease Transaction, Equipment Notes are to be sold to the Trustee by the applicable Owner Trust, and the Trustee will purchase such Equipment Notes and will hold such Equipment Notes in trust for the benefit of the Certificateholders;

                 WHEREAS, the Trustee, upon the execution and delivery of this Trust Agreement, hereby declares the creation of this Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Trust and by their respective acceptances of the Certificates join in the creation of this Trust with the Trustee; and

                 WHEREAS, to facilitate the sale of the Equipment Notes to the Trustee and the purchase of the Equipment Notes by the Trustee, the Company is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Trustee.

                 NOW, THEREFORE,

                 In consideration of the mutual agreements herein contained, and of the other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                 (2) all references in this Trust Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Trust Agreement; and

                 (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

                 Act: When used with respect to any Holder, has the meaning specified in Section 1.04.

                 Affiliate: Of any specified Person, means any other Person which directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Authorized Agent:  Means any Paying Agent or Registrar.

                 Book-Entry Certificates: Means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.09.

                 Business Day: Means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Bartlesvill, Oklahoma the city and state in which the Corporate Trust Office of any applicable Indenture Trustee or Owner Trustee is located or the city and state in which the Corporate Trust Office of the Trustee is located.

                 Certificate: Means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

                 Certificate Account: Means that account or accounts created and maintained pursuant to Section 4.01(a).

                 Certificate Owner: Means, when used in Section 3.09, the Person for whom a Clearing Agency Participant acts.

                 Certificated Certificates:  Has the meaning specified in
         Section 3.01.

                 Certificateholder or Holder: Means the Person in whose name a Certificate is registered in the Register, except that, when used in
         Section 3.09, such term means the Certificate Owners.

                 Clearing Agency: Means an organization registered as a "clearing Agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                 Clearing Agency Participant: Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 Closing Date: Has the meaning specified in the applicable Participation Agreement.

                 Commission: Means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.

                 Company: Means Phillips Petroleum Company, a Delaware corporation, or its successor in interest pursuant to Section 5.02.

                 Consideration:  Has the meaning specified in Section 2.01.

                 Corporate Trust Office: With respect to the Trustee, any Owner Trustee and any Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

                 Custody Agreement:  Means the FAST Balance Certificate
         Agreement dated as of [           ], 199__, between DTC and the
         Trustee.

                 Default: Means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                 Definitive Certificates: Has the meaning specified in Section 3.09.

                 Direction:  Has the meaning specified in Section 1.04(c).

                 Distribution Date:  With respect to distributions of Scheduled
         Payments, means each [                ] and [                ], until
         payment of all the Scheduled Payments to be made under the Equipment
         Notes has been made, commencing on [              ], 199_.

                 DTC: Means The Depository Trust Company and any successor that is a Clearing Agency.

                 Equipment: Means any of the railroad rolling stock, aircraft or vehicles that are the subject of a Lease Transaction.

                 Equipment Note: Means any one of the Equipment Notes (as defined in each Indenture) issued under an Indenture, including any Equipment Note (as so defined) issued under an Indenture in replacement or substitution therefor, held by the Trustee.

                 Event of Default:  Has the meaning specified in Section 6.01.

                 Fractional Undivided Interest: Means the fractional undivided interest in the Trust that is evidenced by a Certificate.

                 Global Certificate:  Has the meaning specified in Section 3.01.

                 Holder:  See Certificateholder.

                 Indenture: Means (i) a Trust Indenture and Security Agreement between an Owner Trustee (on behalf of an Owner Trust) and Indenture Trustee, entered into in connection with a Lease Transaction, as the same may be amended or supplemented in accordance with its terms and
         (ii) any Trust Indenture and Security Agreement, or analogous document, between the company and an Indenture Trustee, entered into in connection with the assumption by the Company of the indebtedness evidenced by any Equipment Note, as the same may be amended or supplemented in accordance with its terms. If there is more than one Lease Transaction, the termIndenture refers to any one or all of such Indentures, as the context requires.

                 Indenture Event of Default: Means any Indenture Event of Default (as such term is defined in an Indenture).

                 Indenture Trustee: Means a bank or trust company acting as indenture trustee under an Indenture; and any successor to such Indenture Trustee as such trustee. If there is more than one Lease Transaction, the term Indenture Trustee refers to any one or all of such Indenture Trustees, as the context requires.

                 Lease: Means an Equipment Lease Agreement between an Owner Trustee (on behalf of an Owner Trust), as the lessor, and the Company, as the lessee, entered into in connection with a Lease Transaction, as such Lease may be amended or supplemented in accordance with its terms. If there is more than one Lease Transaction, the term Lease refers to any one or all of such Leases, as the context requires.

                 Lease Transaction: Means a sale-leaseback transaction in respect of Equipment between the Company and an Owner Trustee (on behalf of an Owner Trust) that is financed in part by the issuance of Equipment Notes to the Trustee, as contemplated by a Participation Agreement and the agreements and instruments referred to therein.

                 Letter of Representations: Means the agreement among the Company, the Trustee and the initial Clearing Agency, substantially in the form attached hereto as Exhibit B.

                 Note Documents: Means, with respect to any Equipment Note, the applicable Indenture, Participation Agreement and Lease.

                 Officer's Certificate: Means a certificate signed (i) in the case of a corporation, by the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership, by the Chairman of the Board of Directors, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of an Owner Trustee or Indenture Trustee, a certificate signed by a Responsible officer of such Owner Trustee or Indenture Trustee.

                 Opinion of Counsel: Means an opinion in writing signed by legal counsel, who may be counsel designated by the Company, an Owner Trustee or an Indenture Trustee, whether or not such counsel is an employee of any of them, and who shall be acceptable to the Trustee in its reasonable discretion.

                 Outstanding: When used with respect to Certificates, means, as of the date of determination, and subject to Section 1.04(c), all Certificates theretofore authenticated and delivered under this Trust Agreement, except:

                                      (i)          Certificates theretofore
                                  canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

                                      (ii)         Certificates for which money
                                  in the full amount has been theretofore
                                  deposited with the Trustee or any Paying
                                  Agent in trust for the Holders of such
                                  Certificates as provided in

                                  Section 4.01 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to Section 11.01; and

                                      (iii)        Certificates in exchange for
                                  or in lieu of which other Certificates have been authenticated and delivered pursuant to this Trust Agreement.

                 Owner Participant: Means a beneficial owner of an interest in an Owner Trust, identified as an "Owner Participant" in a Participation Agreement, and any successors and assigns permitted by the applicable Participation Agreement. If there is more than one Lease Transaction, the termOwner Participant refers to any one or all of such Owner Participants, as the context requires.

                 Owner Trust: Means a trust established in connection with a Lease Transaction, pursuant to a trust agreement between an Owner Participant and an Owner Trustee, for the purpose of issuing Equipment Notes, purchasing Equipment and entering into a Lease, all as provided in a Participation Agreement. If there is more than one Lease Transaction, the termOwner Trust refers to any one or all of such Owner Trusts, as the context requires.

                 Owner Trustee: Means a bank or trust company acting as trustee of an Owner Trust, not in its individual capacity but solely as trustee of such Owner Trust pursuant to a trust agreement with an Owner Participant; and any successor to such Owner Trustee as such trustee. If there is more than one Lease Transaction, the term Owner Trustee refers to any one or all of such Owner Trustees, as the context requires.

                 Participation Agreement: Means a Participation Agreement among the Company, an Owner Participant, an Owner Trustee, an Indenture Trustee and the Trustee, providing for a Lease Transaction. If there is more than one Lease Transaction, the term Participation Agreement refers to any one or all of such Participation Agreements, as the context requires. Each Participation Agreement that provides for a Lease Transaction which is to be financed with Equipment Notes purchased by the Trustee hereunder, together with the identities of the Owner Trustee, the Owner

         Participant and (if the Indenture Trustee is not Shawmut Bank Connecticut, National Association) the Indenture Trustee that will be parties thereto, is identified on Schedule 1 hereto.

                 Paying Agent: Means the paying agent maintained and appointed pursuant to Section 7.12.

                 Permitted Government Investment: Means obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

                 Person: Means any individual, corporation, partnership, association, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                 Pool Balance: Means, as of any date, the aggregate unpaid principal amount of the Equipment Notes on such date plus the amount of the principal payments on the Equipment Notes held by the Trustee and not yet distributed. The Pool Balance as of any Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.

                 Pool Factor: Means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the aggregate unpaid principal amount of the Equipment Notes on such date plus the amount of the principal payments on the Equipment Notes held by the Trustee and not yet distributed by (ii) the aggregate original principal amount of the Certificates. The Pool Factor, as of any Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.

                 Record Date: Means (i) for Scheduled Payments to be distributed on any Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Distribution Date, and (ii) for Special Payments to be distributed on any

         Special Distribution Date, other than the final distribution, and for any Extraordinary Distribution, the day (whether or not a Business
         Day) which is 15 days preceding such Special Distribution Date or the Extraordinary Distribution Date, as the case may be.

                 Register and Registrar: Means the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

                 Request: Means a request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02.

                 Responsible Officer: When used with respect to the initial Trustee, the initial Indenture Trustee or any Owner Trustee means any officer in the Corporate Trust Office; when used with respect to any successor Trustee, or successor Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller; and, when used with respect to the Trustee and any Indenture Trustee, also means any other officer of the Trustee or any Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, when used with respect to the Trustee, any Indenture Trustee or any Owner Trustee with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 Scheduled Payment: With respect to a Distribution Date, means any payment (other than a Special Payment) of principal and interest on an Equipment Note, due from an Owner Trust, which payment represents the payment of a regularly scheduled installment of principal then due on such Equipment Note, or the payment of regularly scheduled interest accrued on such Equipment Note.

                 Special Distribution Date:  Means (i) with respect to the
         prepayment of any Equipment Notes, the [      ] day of the month on
         which such prepayment is scheduled to occur pursuant to the terms of the Indenture and (ii) with respect to any Special Payment relating to an Equipment Note other than as described in clause (i) of the
         definition of Special Payment, the earliest [   ] day of a month for
         which it is practicable for the Trustee to give notice pursuant to
         Section 4.02(c).

                 Special Payment: With respect to an Equipment Note, means (i) any payment of principal, premium, if any, and interest on such Equipment Note resulting from the prepayment of such Equipment Note pursuant to the applicable provisions of the Indenture, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, such Equipment Note upon an Indenture Event of Default in respect thereof or upon the exercise of remedies under the Indenture relating to such Equipment Note, (iii) any Special Payment referred to in clause (i) of this definition or any Scheduled Payment which is not in fact paid within [five days] of the Special Distribution Date or Distribution Date applicable thereto, or (iv) any proceeds from the sale of any Equipment Note by the Trustee pursuant to Article VI hereof; and Special Payments means all of such Special Payments.

                 Special Payments Account: Means the account or accounts created and maintained pursuant to Section 4.01(b).

                 Specified Investments: Means (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings (determined based on its most recently published statement as of the date of investment) of at least $500,000,000 (including any financial institution serving as an Indenture Trustee or Owner Trustee if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper, as of the date of investment, by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, and (v) repurchase agreements with any financial institution having a combined capital and surplus (determined based on its most recently published statement as of the date of investment) of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 90 days or less from the date such investment is made.

                 Transfer Date: Means the closing date of the public offering of the Certificates.

                 Trust: Means the trust created by this Trust Agreement, the estate of which consists of the Trust Property.

                 Trust Indenture Act: Means the Trust Indenture Act of 1939, as amended from time to time.

                 Trust Property: Means the Equipment Notes held as the property of the Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Certificate Account and the Special Payments Account and any proceeds from the sale by the Trustee pursuant to Article VI hereof of any Equipment Note.

                 Trustee: Means the institution executing this Trust Agreement as Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

                 Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company, any Owner Trustee or any Indenture Trustee to the Trustee to take any action under any provision of this Trust Agreement, the Company, such Owner Trustee or such Indenture Trustee, as the case may be, shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and, as to any legal matters involved, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.

                 Section 1.04. Acts of Holders. (a) Any direction, consent, waiver or other action provided by this Trust Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Indenture Trustee, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

                 (c) In determining whether the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent or waiver (a "Direction"), under this Trust Agreement, Certificates owned by the Company, the Owner Trustee, the Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding under this Trust Agreement for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, the Owner Trustee, the Owner Participant or any Affiliate of any such Persons.

                 (d) Any Act by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Act is made upon such Certificate.

                 (e) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Trust Agreement, without preference, priority or distinction as among all of the Certificates.


                                   ARTICLE II

                        ACQUISITION OF EQUIPMENT NOTES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

                 Section 2.01. (a) Issuance of Certificates; Acquisition of Equipment Notes. The Trustee, at or promptly following the execution and delivery of this Trust Agreement, shall also execute and deliver the Participation Agreement (or, if there is more than one Lease Transaction, the Participation Agreements), in the form delivered to the

Trustee on or prior to the date of the execution and delivery hereof. Upon request of the Company and the satisfaction of the closing conditions with respect to any Equipment to be delivered and Equipment Notes to be purchased on the Transfer Date, on the Transfer Date the Trustee shall execute, deliver and authenticate Certificates equalling in the aggregate the aggregate principal amount of the Equipment Notes purchased by the Trustee for the Trust on the Transfer Date. The Certificates so executed, delivered and authenticated on the Transfer Date shall evidence the entire ownership of the Trust. The Trustee shall issue and sell such Certificates on the Transfer Date, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration (the "Consideration") in an amount equal to the aggregate principal amount of such Equipment Notes referred to in the second preceding sentence. The Trustee shall purchase Equipment Notes on the Transfer Date at an aggregate purchase price equal to the amount of the Consideration so received, less, if applicable, any Excess Consideration. Except as provided in Sections 3.04 and 3.05 hereof, the Trustee shall not execute or deliver Certificates in excess of the aggregate amount specified in this paragraph.

                 (b) Company's Assumption of Equipment Notes. If the Company shall assume the obligations of the Owner Trustee under any Equipment Note pursuant to any Indenture, the Trustee shall surrender the Equipment Notes issued pursuant to such Indenture to the Indenture Trustee in exchange for new Equipment Notes of the same aggregate outstanding principal amount as the Equipment Notes so surrendered, bearing interest at the same rate, and having the same maturity and amortization schedule, and otherwise of similar tenor, issued under such Indenture and any new Indenture entered into by the Company and the Indenture Trustee in connection with such assumption, and thereafter each reference to such Equipment Notes in this Trust Agreement shall be deemed to include a reference to such new Equipment Notes.

                 Section 2.02. Acceptance by Trustee. The Trustee, upon the execution and delivery of this Trust Agreement, acknowledges its acceptance of all right, title, and interest in and to the Equipment Notes acquired pursuant to Section 2.01 hereof and declares that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

                 Section 2.03. Limitation of Powers. The Trust is constituted solely for the purpose of making the investment in the Equipment Notes, and, except as set forth herein, the Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee is not authorized or empowered to do anything that would cause the Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including, as subject to this restriction, acquiring any Equipment by bidding the Equipment Notes or otherwise, or taking any action with respect to any such Equipment once acquired).


                                  ARTICLE III

                                THE CERTIFICATES

                 Section 3.01. Form, Denomination and Execution of Certificates. The Certificates shall be in registered form without coupons. The face of the Certificates shall be substantially in the form of Exhibit A hereto and the reverse of the Certificates shall contain the Terms and Conditions substantially as set forth in Exhibit A hereto (the "Terms"); provided that if a Certificate is to be issued to DTC or its nominee as a global certificate, such global certificate will be issued in registered form without interest coupons, with a face substantially in the form of Exhibit A hereto with additions thereto as noted thereon (the "Global Certificate"; Certificates other than the Global Certificate are herein referred to as "Certificated Certificates"). References herein to the "Certificates" shall be deemed to include the Global Certificate and the Certificated Certificates unless the context requires otherwise.

                 The Certificates may also have such additional provisions, omissions, variations and insertions as are permitted by this Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any Clearing Agency or any securities exchange on which the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such

Certificates, such determination by said officer to be evidenced by his signing the Certificates.

                 The definitive Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any Clearing Agency or any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

                 The Certificates shall be issued in denominations of $1,000 and integral multiples thereof, except that one Certificate may be in a multiple of less than $1,000.

                 The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signatures was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purposes, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                 Section 3.02. Authentication of Certificates. The Trustee on the Transfer Date shall cause to be authenticated and delivered Certificates duly authenticated by the Trustee, in authorized denominations equalling in the aggregate the aggregate principal amount of the Equipment Notes purchased on the Transfer Date and evidencing the entire ownership of the Trust.

                 Section 3.03. Temporary Certificates. Pending the preparation of definitive Certificates, the Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by their execution of such temporary Certificates.

                 If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with Section 7.12, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of authorized denominations of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Trust Agreement as definitive Certificates.

                 Section 3.04. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") in which, subject to the provisions of this Section
3.04 and the Certificates, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                 (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

                 (c)      No service charge shall be made to a
Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 (d) All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

                 Section 3.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) in the case of such destruction, loss or theft, there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them and the Trust harmless, then, in the absence of notice to the Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date.
In connection with the issuance of any new Certificate under this Section 3.05, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section
3.05 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 Section 3.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Registrar and any Paying Agent may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar nor any Paying Agent shall be affected by any notice to the contrary.

                 Section 3.07. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person a party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Trust Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

                 Section 3.08. Limitation of Liability for Payments. All payments or distributions made to Certificateholders under this Trust Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Trust Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Holder thereof as provided in this Trust Agreement. Nothing in this Trust Agreement shall be construed as an agreement, or otherwise creating an obligation, of the Company to pay any of the principal, premium, if any, and interest due from time to time under the Equipment Notes or in respect of the Certificates. The liability of the Owner Trustee under the Equipment Notes shall be limited as set forth therein and in the Indenture.

                 Section 3.09. Book-Entry and Definitive Certificates. (a) If Schedule 1 hereto specifies that this Section is applicable to the Certificates, then the Certificates will be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Company. In such case, then (A) the Certificates delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Holder will thereafter receive a definitive Certificate representing such Holder's interest in the Certificates, except as provided above and in
Section 3.09(c), and (B) unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Holders pursuant to Section 3.09(c):

                 (i) the provisions of this Section 3.09 shall be in full force and effect;

                 (ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the sole registered owner of the Certificates and as the authorized representative of the Holders;

                 (iii) to the extent that the provisions of this Section 3.09 conflict with any other provision of this Agreement or the Letter of Representations, this Section 3.09 and the Letter of Representations shall control;

                 (iv) the rights of Holders shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Holders and the Clearing Agency Participants (until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants); and

                 (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Fractional Undivided Interests, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the Fractional Undivided Interests and has delivered such instructions to the Trustee; and the Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

                 (b) If this Section 3.09 is applicable to the Certificates, then whenever any notice or other communication (including, but not limited to, statements issued pursuant to Section 4.03) to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Holders pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency and/or the Clearing Agency Participants, and shall make available additional copies as requested by the Clearing Agency Participants.

                 (c) If (i) the Clearing Agency advises the Trustee in writing that the Clearing Agency is no longer willing or able or qualified to properly discharge its responsibilities and the Trustee and the Company are unable to locate a qualified successor, (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Holders of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Holders delivered to the Company and the Trustee, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders, then the Trustee shall notify all Holders, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Holders requesting the same. Upon surrender to the Trustee of all the Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Certificates in the names of Holders, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Company, the Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as registered Certificateholders. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

                 (d) If Schedule 1 hereto specifies that this Section is applicable to the Certificates, then the Trustee shall enter into the Letter of Representations and fulfill its responsibilities thereunder.


                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

                 Section 4.01. Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders the Certificate Account with the Trustee as one or more non-interest bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Scheduled Payment is made under the Indenture to the Trustee, as holder of the Equipment Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

                 (b) The Trustee shall establish and maintain on behalf of the Certificateholders the Special Payments Account with the Trustee as one or more accounts, which shall be non-interest bearing except as provided in
Section 4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI hereof by the Trustee of an Equipment Note) is made under the Indenture to the Trustee, as holder of the Equipment Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. Upon the sale of any Equipment Note by the Trustee pursuant to Article VI hereof and the realization of any proceeds thereof, the Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.

                 (c) The Trustee shall present to the Indenture Trustee each Equipment Note on the date of its stated final maturity, or in the case of any Equipment Note which is to be prepaid in whole pursuant to the Indenture, on the applicable prepayment date under such Indenture.

                 Section 4.02. Distributions from Certificate Account and Special Payments Account. (a) On each Distribution Date or as soon thereafter as the Trustee has confirmed receipt of the payment of the Scheduled Payments due on the Equipment Notes on such date, the Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by (i) check mailed to such Certificateholder at the address appearing in the Register or (ii) upon application to the Trustee, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account.

                 (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Equipment Notes or realized upon the sale of any Equipment Note, the Trustee shall distribute out of the Special Payments Account the entire amount deposited therein with respect to such Special Payment pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by (i) check mailed to such Certificateholder at the address appearing in the Register or (ii) upon application to the Trustee, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

                 (c) The Trustee shall at the expense of the Company cause notice of each Special Payment to be mailed to each Holder of a Certificate at his address as it appears in the Register. In the event of prepayment of Equipment Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such

Special Payment.  Notices mailed by the Trustee shall set forth:

                          (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01);

                          (ii) the amount of the Special Payment per $1,000 of face amount of Certificates and the amount thereof constituting principal, premium, if any, and interest;

                          (iii)   the reason for the Special Payment; and

                          (iv) if the Special Distribution Date is the same date as a Distribution Date, the total amount to be received on such date per $1,000 of face amount of Certificates.

If the amount of premium payable upon the prepayment of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                 Section 4.03. Statements to Certificateholders. (a) On each Distribution Date and Special Distribution Date, the Trustee will include with each distribution to Certificateholders a statement, giving effect to such distribution to be made on such date, setting forth the following information (per a $1,000 face amount Certificate as to (i) and (ii) below):

                          (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

                          (ii) the amount of such distribution allocable to interest; and

                          (iii)   the Pool Balance and the Pool Factor.

                 (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and

(a)(ii) with respect to the Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns.

                 Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Government Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Permitted Government Investments having maturities not later than the date that such moneys are required to be paid to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Government Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.


                                   ARTICLE V

                                  THE COMPANY

                 Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in
Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not prejudicial in any material respect to the Certificateholders.

                 Section 5.02. Consolidation, Merger or Sale of Assets Permitted. (a) The Company covenants that it will not merge or consolidate with or into any other corporation or sell, convey or otherwise dispose of all or substantially all of its assets to any Person unless either (A) the Company shall be the continuing corporation or (B) the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia, and such corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Trust Agreement to be performed by the Company by supplemental agreement given by such successor corporation to the Trustee.

                 (b) In case of any such merger, consolidation, sale, conveyance or other disposition and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company hereunder, with the same effect as if it had been named herein as the party of the first part.

                 (c)      The Trustee, subject to the provisions of Sections
7.01 and 7.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption complies, with the provisions of this
Section 5.02.


                                   ARTICLE VI

                                    DEFAULT

                 Section 6.01. Events of Default. If any Indenture Event of Default under any Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Indenture Event of Default shall be continuing, the Trustee may vote all of the Equipment Notes issued under such Indenture held in the Trust, and upon the direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)), the Trustee shall vote a corresponding majority of such Equipment Notes, in favor of directing the Indenture Trustee to declare the unpaid principal amount of such Equipment Notes then outstanding and accrued interest thereon to be due and payable under, and to the extent permitted by and in accordance with the provisions of, such Indenture. In addition, if an Indenture Event of Default shall have occurred and be continuing under any Indenture, the Trustee may, and upon the direction of Holders as provided in Section 6.04 shall, in accordance with such Indenture vote the Equipment Notes issued thereunder held in the Trust to direct the Indenture Trustee regarding the exercise of remedies provided in such Indenture and consistent with the terms thereof.

                 In addition, after an Event of Default shall have occurred and be continuing, the Trustee may in its discretion, and upon the direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)) shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver all or a portion of such Equipment Note or Equipment Notes issued under the Indenture with respect to which the Event of Default has occurred, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Equipment Note or Equipment Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of any Equipment Note pursuant to this Section, the Trustee shall take such of the actions described above as it may reasonably deem most effective to complete the sale or other disposition of such Equipment Note, so as to provide for the payment in full of all amounts due on the Certificates. The Trustee shall give notice to the Company promptly after any such sale. Notwithstanding the foregoing, the Trustee shall not, and shall not be required to, take any action under this Section that, in the reasonable judgment of the Trustee, is adverse to the best interests of the Certificateholders.

                 Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

                 (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person, may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their or its or his own absolute right without further accountability.

                 (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                 (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Trust Agreement or otherwise for the enforcement of this Trust Agreement, shall be applied as provided in Section 4.02.

                 Section 6.03.  Judicial Proceedings Instituted by Trustee.

                 (a) Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note, or if there shall be any failure to pay Rent (as defined in a Lease) under the Lease related to any Equipment Note when due and payable, when the Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes, shall be, to the extent permitted by and in accordance with the terms of the Note Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid; subject, however, to the limitations of liability set forth in the Equipment Notes and the Note Documents.

                 (b) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Equipment Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand to the Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Equipment Notes), shall, subject to the terms of the Indenture, be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, any Owner Trust, any Owner Trustee or any Owner Participant, their respective creditors or property. Subject to the terms of the Indenture, any receiver, assignee, trustee, liquidator or sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Nothing contained in this Trust Agreement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

                 Section 6.04. Control by Certificateholders. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement, including any right of the Trustee as holder of the Equipment Notes, provided that

              (1) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense,

                 (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such direction,

                 (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                 (4) if an Indenture Event of Default shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Equipment Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Event of Default.

                 Section 6.05. Waiver of Defaults. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)) may on behalf of the Certificateholders of all the Certificates waive any Default hereunder and its consequences or may instruct the Trustee to waive any default under an Indenture and its consequences, except a Default

                 (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under
         Section 4.02 on the Certificates, or

                 (2) in the payment of the principal of, premium, if any, or interest on any Equipment Notes, or

                 (3) in respect of a covenant or provision hereof which under
         Article IX hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.

                 Upon any such waiver, such Default shall cease to exist with respect to this Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such Holders to the Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the

Equipment Notes issued under the Indenture to waive the corresponding Indenture Default or Indenture Event of Default.

                 With respect to consents, approvals, waivers and authorizations which under the terms of Article IX of the Indenture may be given by the Indenture Trustee without the necessity of the consent of any of the holders of Equipment Notes, no consent, approval, waiver or authorization shall be required hereunder on the part of the Trustee or the Certificateholders.

                 Section 6.06. Undertaking to Pay Court Costs. All parties to this Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Trust Agreement, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by any Holder, or group of Holders, holding in the aggregate Certificates evidencing Fractional Undivided Interests aggregating more than 10% of the Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.02 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Trustee.

                 Section 6.07. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

                 Section 6.08. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Trust Agreement, unless:

                 (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)) shall have requested the Trustee in writing to institute such suit, action or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

                 (3) the Trustee shall have refused or neglected to institute any such suit, action or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                 (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)).

                 It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Equipment Notes, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Trust Agreement.

                 Section 6.09. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.


                                  ARTICLE VII

                                  THE TRUSTEE

                 Section 7.01.  Certain Duties and Responsibilities.

                 (a)  Prior to an Event of Default,

                 (1) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Trust Agreement; and

                 (2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions conforming to the requirements of this Trust Agreement;

but the Trustee shall examine the evidence furnished to it pursuant to Section 314 of the Trust Indenture Act to determine whether or not such evidence conforms to the requirements of this Trust Agreement.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement.

                 (d) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 Section 7.02. Notice of Defaults. The Trustee shall give to the Certificateholders, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, and to the Company, the Owner Trustee and the Indenture Trustee in accordance with Section 12.03, notice of all Defaults known to the Trustee within 90 days after the occurrence thereof; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders.

                 Section 7.03. Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

                 (c) whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company, the Owner Trustee or the Indenture Trustee;

                 (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder with due care.

                 Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, the Equipment Notes, the Note Documents or the Certificates, except that the Trustee hereby represents and warrants that this Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                 Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Company, the Owner Trustee, the Owner Participant or the Indenture Trustee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent, subject to Section 7.08 in the case of the Trustee.

                 Section 7.06. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

                 Section 7.07.  Compensation, Reimbursement and
Indemnification.  The Company agrees

                 (1) to pay, or cause to be paid, to the Trustee from time to time the compensation set forth in the schedule agreed to by the Trustee and the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in
         Section 7.15;

                 (3) to indemnify, or cause to be indemnified, the Trustee, in its individual and trustee capacities, for any loss, liability or expense (excluding taxes, indemnification for which is limited to that provided in clause (4) below) arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting any such liability asserted against the Trustee, to the extent provided in Section 7.2 of the Participation Agreement, which section, as it relates to the Trustee, is hereby incorporated by reference herein; and

                 (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify the Company promptly of any tax for which it may seek indemnity. The Company shall defend against the imposition of such tax and the Trustee, in its individual capacity, shall cooperate in the defense. The Trustee, in its individual capacity, may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any taxes paid, in settlement or otherwise, without its consent.

                 In addition, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Trustee in its capacity as Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Trustee reimburses itself for any such tax it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

                 Section 7.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which (a) shall be a Person eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and (b) shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 Section 7.09. Resignation and Removal: Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company, the Authorized Agents, the Owner Trustee, the Owner Participant and the Indenture Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Owner Trustee, the Owner Participant and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders holding Certificates evidencing Fractional

Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee and to the Company, the Owner Trustee and the Indenture Trustee.

                 (d)  If at any time:

                 (1)  the Trustee fails to comply with the requirements of
         Section 310 of the Trust Indenture Act after written request for such compliance by a Certificateholder that has been a bona fide Certificateholder for at least six months; or

                 (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) subject to
Section 6.06, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Trustee shall promptly notify the Company thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an Avoidable Tax means a state or local tax: (i) upon (w) the Trust, (x) the Trust Property, (y) Holders of the Certificates or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) that would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the

Company or the Owner Trustee shall agree to pay, and shall pay, such tax.

                 (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Company, the Owner Trustee, the Owner Participant, the Indenture Trustee and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Certificates as their names and addresses appear in the Register. Each notice shall include the name of such successor trustee and the address of its Corporate Trust Office.

                 Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company to the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                 Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be at party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Trustee had itself authenticated such Certificates.

                 Section 7.12. Maintenance of Agencies. (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of the Certificates or of this Trust Agreement may be served. Such office or agency shall be initially
at [                        ].  Written notice of the location of each such
other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Owner Trustee, the Owner Participant, the Indenture Trustee and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                 (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register.

                 (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                 (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, the Owner Trustee, the Owner Participant and the Indenture Trustee. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee, the Owner Trustee and the Indenture Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Register.

                 (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and the Company for its services and to reimburse it for its reasonable expenses.

                 Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Holders of the Certificates entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.

                 The Trustee will cause each Paying Agent other than the Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

                 (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by any obligor upon the Certificates in the making of any such payment; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Section 7.14. Registration of Equipment Notes in Trustee's Name. The Trustee agrees that all Equipment Notes and Permitted Government Investments, if any, shall be issued in the name of the Trustee or its nominee and held by the Trustee, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes or Permitted Government Investments, as the case may be, in the register of the issuer of such Equipment Notes or Permitted Government Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Equipment Notes or Permitted Government Investments, or other applicable law then in effect.

                 Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

                 (i) the Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

                 (ii) the Trustee has full power, authority and legal right to execute, deliver, and perform this Trust Agreement and the Participation Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement and the Participation Agreement;

                 (iii) the execution, delivery and performance by the Trustee of this Trust Agreement and the Participation Agreement (a) will not violate any provision of any United States or Connecticut law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets,
         (b) will not violate any provision of the articles of association or by-laws of the Trustee, (b) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

                 (iv) the execution, delivery and performance by the Trustee of this Trust Agreement and the Participation Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or Connecticut governmental authority or agency regulating the banking and corporate trust activities of the Trustee; and

                    (v) this Trust Agreement and the Participation Agreement have been duly executed and delivered by the Trustee and constitute the legal, valid and binding agreements of the Trustee, enforceable in accordance with their respective terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

                 Section 7.16. Withholding Taxes; Information Reporting. The Trustee, as trustee of a grantor trust, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Certificates, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

                 Section 7.17. Trustee's Liens. The Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property which is either
(i) attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Agreement or any Note Document, or (ii) which is attributable to the Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Agreement.


                                  ARTICLE VIII

                     CERTIFICATEHOLDERS' LISTS AND REPORTS

                 Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Holders of Certificates, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12(b).

                 Section 8.02. Preservation of Information. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Certificates contained in the most recent list furnished to the Trustee as provided in Section 7.12(b) or Section 8.01, as the case may be, and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12(b) or Section 8.01, as the case may be, upon receipt of a new list so furnished.

                 Section 8.03. Reports by the Company. The Company shall comply with Section 314 of the Trust Indenture Act and shall file, furnish and deliver the reports, information, documents, certificates and opinions required thereunder, and acknowledges and agrees that, for purposes of Section 314 of the Trust Indenture Act, the Company shall be considered to be the "obligor" upon the Certificates. Without limiting the generality of the foregoing, the Company shall deliver to the Trustee the annual certificate required under clause (4) of Section 314(a) of the Trust Indenture Act within 120 days following the end of each fiscal year of the Company ending after the date hereof. The provisions of this Section shall not be construed to impose any obligation or liability on the Company to pay any of the principal, premium, if any, or interest in respect of the Equipment Notes or the Certificates.

                 Section 8.04. Reports by the Trustee. On or before each May 15, the Trustee shall transmit, in the manner and to the extent required by section 313(c) of the Trust Indenture Act, any report required by section 313(a) of the Trust Indenture Act to be transmitted by the Trustee to the Certificateholders.


                                   ARTICLE IX

                         SUPPLEMENTAL TRUST AGREEMENTS

                 Section 9.01. Supplemental Trust Agreement Without Consent of Certificateholders. Without the consent of the Holder of any Certificates, the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the obligations of the Company herein contained;

                 (2) to add to the covenants of the Company, for the protection of the Holders of the Certificates;

                 (3) to surrender any right or power herein conferred upon the Company;

                 (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Trust Agreement; provided that any such action will not adversely affect the interests of the Holders of the Certificates;

                 (5) to correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Trustee;

                 (6) to evidence and provide for a successor Trustee for such Pass Through Trust;

                 (7) to modify, eliminate or add to the provisions of this Trust Agreement to the extent as shall be necessary to qualify this Trust Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, or add to this Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust
         Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

                 (8) to add, eliminate, or change any provision under this Trust Agreement that will not adversely affect the interests of the Certificateholders;

provided that in each case such supplemental agreement does not cause the Trust to become taxable as an "association" within the meaning of Treasure Regulation
Section 301.770-4.

                 Section 9.02. Supplemental Trust Agreements with Consent of Certificateholders. With the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.04(c)), by Act of said Holders delivered to the Company and the Trustee, the Company may (with the consent of the Owner Trustee, such consent not to be unreasonably withheld), and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Trust Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

                 (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in the Trust, or distributions that are required to be made herein on any Certificate of such Trust, or change any date of payment on any such Certificate, or change the place of payment where, or the coin or currency in which, any such Certificate is payable, or impair the right of any Holder of any such Certificate to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution Date applicable thereto; or

                 (2) except as provided in this Trust Agreement, permit the disposition of any Equipment Note in the

         Trust Property, or permit the creation of any lien on the Trust Property, or otherwise deprive any Certificateholder of the benefit of the ownership of the Equipment Notes held in the Trust or the lien of the related Indenture; or

                 (3) reduce the percentage of the aggregate Fractional Undivided Interests which is required to approve any such supplemental agreement, or reduce such percentage required for any waiver provided for in this Trust Agreement; or

                 (4) cause the Trust to become taxable as an "association", within the meaning of Treasury Regulation Section 301.7701-4.

                 It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                 Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Trust Agreement, the Trustee may in its discretion decline to execute such document.

                 Section 9.04. Execution of Supplemental Trust Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Trust Agreement, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Trust Agreement.

                 Section 9.05. Effect of Supplemental Trust Agreements. Upon the execution of any supplemental agreement under this Article, this Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Trust Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 Section 9.06. Reference in Certificates to Supplemental Trust Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.


                                   ARTICLE X

                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

                 Section 10.01. Amendments and Supplements to Indenture and Other Note Documents. In the event that the Trustee, as holder of any Equipment Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under any Indenture or other Note Document, that requires the consent of the holder of such Equipment Note, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of such date. Any such notice shall describe the proposed amendment, modification, waiver or supplement (or attach a copy thereof). The Trustee shall request from the Certificateholders Directions as to (i) whether or not to direct the Indenture Trustee to take or refrain from taking any action which a holder of such Equipment Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note and (iii) how to vote any Equipment Note if a vote has been called for with respect thereto. Any such request shall specify a date by which Certificateholders are requested to respond. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note, the Trustee shall vote or consent with respect to such Equipment Note in the same proportion as the Certificates were actually voted by Acts of Holders delivered to the Trustee prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04, in the case that an Event of Default hereunder shall have occurred and be continuing, the Trustee may, in its own discretion and at its own direction, consent and notify the Indenture Trustee of such consent to any amendment, modification, waiver or supplement under an Indenture or other Note Document.

                 With respect to consents, approvals, waivers and authorizations which under the terms of Article IX of the Indenture may be given by the Indenture Trustee without the necessity of the consent of any of the holders of Equipment Notes, no consent, approval, waiver or authorization shall be required hereunder on the part of the Trustee or the Certificateholders.


                                   ARTICLE XI

                              TERMINATION OF TRUST

                 Section 11.01. Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Trust created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to this Trust Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of the board of directors of the Company living on the date of this Trust Agreement.

                 Notice of any termination, specifying the Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the

Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.02.

                 In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the Owner Trustee, the Owner Participant and the Company.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                 Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 Section 12.02. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

                 Section 12.03. Notices. All demands, notices, and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt, in the case of the Company, at the following address:
Phillips Petroleum Company, 3 A3 Phillips Building, Bartlesville, Oklahoma 74004, Attention: Assistant Treasurer, and, in the case of the Trustee, at the following address: 777 Main Street, Hartford, Connecticut 06115, Attention:
Corporate Trust Administration, or, in each case, at such other address as shall be designated by such party in a written notice to the other parties.
Any notice required or permitted to be given to a Certificateholder hereunder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder received such notice. The Trustee shall promptly furnish the Company with a copy of each demand, notice or written communication received by the Trustee hereunder from any Certificateholder, any Owner Trustee or any Indenture Trustee.

                 Section 12.04. Governing Law. THIS TRUST AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with another provision incorporated in or otherwise mandatorily applicable to this Trust Agreement by operation of Sections 310 through 317 of the Trust Indenture Act, such incorporated provision shall control. In addition, the parties intend that the terms and conditions of this Trust Agreement and of the Certificates satisfy the conditions specified in Rule 3a-7 under the Investment Company Act, and this Trust Agreement shall be interpreted consistent with such intention.

                 Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or the Trust, or of the Certificates or the rights of the Holders thereof.

                 Section 12.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 Section 12.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Trust Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                 Section 12.08. Benefits of Trust Agreement. Nothing in this Trust Agreement or in the Certificates, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of Certificates, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

                 Section 12.09. Legal Holidays. In any case where any Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Distribution Date or Special Distribution Date and (provided that such payment is made on such next succeeding Business Day) no interest shall accrue during the intervening period.

                 Section 12.10. Counterparts. For the purpose of facilitating the execution of this Trust Agreement and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts and by the separate parties hereto on separate counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.


                 IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                        PHILLIPS PETROLEUM COMPANY,



                                        By:
                                           ------------------------
                                           Name:
                                           Title:


[SEAL]

Attest:


- -----------------------------
Assistant Corporate Secretary

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION,
                                          As Trustee


                                        By:
                                             ------------------------------

                                        Name:
                                        Title:   Vice President


[SEAL]

Attest:


- ---------------------------
Trust Officer

STATE OF CONNECTICUT)
                    :     ss.
COUNTY OF HARTFORD  )


                 On this     day of            , 199 , before me personally
appeared                , to me personally known, who being by me duly sworn,
say that she is a Vice President of Shawmut Bank Connecticut, National Association, that said instrument was signed on such date on behalf of said association by authority of its Board of Directors, and she acknowledged that the execution of the foregoing instrument was the free act and deed of said association.

                                                   ----------------------------
                                                           Notary Public

[NOTARIAL SEAL]

My commission expires:



STATE OF DELAWARE    )
                     :   ss.
COUNTY OF            )


                 On this     day of           , 199 , before me personally
appeared                   , to me personally known, who being by me duly
sworn, say that he is Trust Officer of WILMINGTON TRUST COMPANY, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

                                                   ----------------------------
                                                           Notary Public

[NOTARIAL SEAL]

My commission expires:

                                                                      SCHEDULE 1




                            Participation Agreements
                            ------------------------

                 The Participation Agreements providing for Lease Transactions to be financed by the purchase of Equipment Notes hereunder, and the parties thereto, are as follows:





                            Book-Entry Certificates
                            -----------------------

                 Section 3.09 is [not] applicable to the Certificates.

                                                                       EXHIBIT A




                              FORM OF CERTIFICATE

                           Phillips Petroleum Company
                         199__-[  ] PASS THROUGH TRUST

                              [   ]% Pass Through
                         Certificate, Series 199__-[  ]

                                     CUSIP

                     Final Distribution Date: [          ]

                  evidencing a fractional undivided
                  interest in a trust, the property of
                  which includes certain equipment notes
                  secured by certain equipment leased to
                  Phillips Petroleum Company.

Certificate
No. __________

                                           $_____________ Fractional Undivided
                                           Interest representing [        ]%
                                           of the Trust per $1,000 face amount

                 THIS CERTIFIES THAT ______________________________, for
value received, is the registered owner of a
$_____________________(____________________dollars) Fractional Undivided
Interest in Phillips Petroleum Company 199__-[ ] Pass Through Trust (the "Trust") created by Shawmut Bank Connecticut, National Association, as trustee
(the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of [    ],
199_ (the "Agreement") between the Trustee and Phillips Petroleum Company, a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the
duly authorized Certificates designated as "[   ]% Pass Through Certificates,
Series 199_-[ ]" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Equipment Notes (the "Trust Property"). The Equipment Notes are secured by a security interest in railroad rolling stock, aircraft or vehicles leased to the Company, and liability thereunder is limited to the income and proceeds of such security.

                 Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each
[  ] and [          ] (a "Distribution Date"), commencing on [               ],
to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

                 Distributions on this Certificate will be made by the Trustee by check mailed to the person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

                 [THIS IS THE GLOBAL SECURITY REFERRED TO IN SECTION 3.01 OF THE WITHIN MENTIONED AGREEMENT.

                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]1/

                 This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                 Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        PHILLIPS PETROLEUM COMPANY
                                        199[  ] PASS THROUGH TRUST

                                        By:  SHAWMUT BANK CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             as Trustee

                                        By:
                                            ----------------------------
                                            Title:

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


Dated:



- --------------------
1/ Add to Global Certificate only.

                    This is one of the Certificates referred
                     to in the within-mentioned Agreement.

                    [This is the Global Certificate referred to in the within-mentioned Agreement] 2/

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:
                                            --------------------------
                                        Authorized Officer





- --------------------
2/ For Global Certificate only.

                            [Reverse of Certificate]


                 The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as

Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof except that one Certificate may be in a denomination of less than $1,000. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Trustee, the Registrar and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar nor any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                                                                       EXHIBIT B


                                    FORM OF
                           LETTER OF REPRESENTATIONS


                               [DTC Printed Form]